Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR SECOND QUARTER 2018

●	Reported a Q2 2018 net loss of $(30) million, a $15 million improvement over Q2 2017

●	Generated $97 million of Cash Flows from Operating Activities during the quarter

●	Helped over 10,700 struggling families remain in their homes through loan modifications

●	Voluntarily paid-down $50 million of Corporate debt

West Palm Beach, FL – (July 26, 2018) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced operating results for the second quarter of 2018. Ocwen reported a GAAP net loss of $(29.8) million, or $(0.22) per share, for the three months ended June 30, 2018 compared to a net loss of $(44.4) million for the three months ended June 30, 2017, a $14.7 million improvement. Ocwen generated revenue of $253.6 million and cash flows from operating activities of $97.2 million for the three months ended June 30, 2018, and ended the quarter with $228.4 million of cash.

“In the second quarter of 2018, Ocwen has remained focused on four areas: helping homeowners, resolving legacy regulatory and legal matters, investing excess cash and preparing for our merger with PHH,” commented John Britti, Chief Executive Officer of Ocwen. “We have made progress in all four areas. Ocwen completed 10,752 modifications to help homeowners stay in their homes while providing loan investors better outcomes than foreclosure. Regarding legacy regulatory and legal matters, we believe that as a result of court rulings, settlements and ongoing negotiations, we are continuing to make progress on this front. We also continued the process of prudently deploying our excess cash in both short-term liquid and longer-term business investments. Our primary emphasis, however, has been on developing our plans for integration upon closing of our merger with PHH. We have made solid progress towards closing the transaction, and we are currently targeting closing the acquisition in the third quarter of 2018. Our integration planning has progressed sufficiently for us to revise our annual synergy run-rate target up to $100 million over annualized Q2 2018 operating expenses for both companies combined.”

Second Quarter 2018 Results

Pre-tax loss for the second quarter of 2018 was $(28.4) million, a $13.2 million improvement from the second quarter of 2017.

The Servicing segment recorded $2.1 million of pre-tax income for the second quarter of 2018, the eighth consecutive profitable quarter for the business.

The Lending segment recorded $1.4 million of pre-tax income for the second quarter of 2018, a $2.0 million increase over the second quarter of 2017. Our reverse mortgage lending business recorded $3.1 million of pre-tax income and our forward lending recapture business incurred a $(1.7) million pre-tax loss.

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Exhibit 99.1

The Corporate segment recorded a $(31.9) million pre-tax loss for the second quarter of 2018 primarily driven by $(13.4) million of corporate interest expense, $(7.4) million of ongoing strategic transaction and restructuring costs and $(5.3) million of CFPB and state regulatory related legal fees and other expenses.

Additional Second Quarter 2018 Business Highlights

●	Completed 10,752 modifications in the quarter to help struggling families stay in their homes, 14% of which included debt forgiveness totaling $51 million.
●	Delinquencies decreased from 9.0% at March 31, 2018 to 8.3% at June 30, 2018, primarily driven by loss mitigation efforts and general economic conditions.
●	The constant pre-payment rate (CPR) increased from 12.9% in the first quarter of 2018 to 14.3% in the second quarter of 2018. In the second quarter of 2018, prime CPR was 17.0%, and non-prime CPR was 12.9%.
●	In the second quarter of 2018, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $216.4 million and $153.6 million, respectively.
●	Our reverse mortgage portfolio ended the quarter with an estimated $106.7 million in undiscounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
●	Invested $155.2 million of excess cash to reduce borrowings on advances and warehouse lines and over $90 million in portfolio investments largely made up of seasoned residential loans acquired through executing RMBS call rights and targeted Ginnie Mae securitization loan buyouts.
●	Announced updated annual synergy run-rate savings target of $100 million over annualized Q2 2018 combined Ocwen and PHH operating expenses, which we aim to achieve within about 18 months of close and is higher than our previous estimate of $50 million. This synergy target does not include the impact of transition-related expenses such as technology and other integration costs and severance expense or net MSR valuation adjustments. The closing is subject to regulatory approvals and other closing conditions.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Thursday, July 26, 2018, at 8:30 a.m., Eastern Time, to discuss its financial results for the second quarter of 2018. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, services and originates loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

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Exhibit 99.1

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties or others, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs, the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our July 2017 agreements and January 2018 agreements with New Residential Investment Corp. (NRZ); our ability to maintain our long-term relationship with NRZ; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; our ability to complete the proposed acquisition of PHH Corporation (PHH) in the third quarter or at all, our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with NRZ; our ability to execute an effective chief executive officer leadership transition; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

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Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total unpaid principal balance of loans and REO serviced	$167,127,014	$173,388,876	$179,352,554	$187,468,318	$194,798,424

Non-performing loans and REO serviced as a % of total UPB (1)	8.3%	9.0%	9.3%	9.4%	9.6%

Prepayment speed (average CPR)(2) (3)	14.3%	12.9%	14.4%	14.7%	15.0%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended June 30, 2018 includes 17.0% for prime loans and 12.9% for non-prime loans.

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Segment Results

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Servicing
Revenue	$230,509	$271,784	$456,605	$555,802
Expenses	166,888	201,928	337,984	418,842
Other expense, net	(61,535)	(60,638)	(96,053)	(124,613)
Income before income taxes	2,086	9,218	22,568	12,347

Lending
Revenue	19,002	32,776	48,197	63,522
Expenses	17,785	32,886	38,081	62,217
Other income (expense), net	182	(504)	55	(810)
Income (loss) before income taxes	1,399	(614)	10,171	495

Corporate Items and Other
Revenue	4,070	6,740	9,036	13,840
Expenses	20,977	45,666	36,086	75,804
Other expense, net	(14,983)	(11,286)	(29,129)	(22,984)
Loss before income taxes	(31,890)	(50,212)	(56,179)	(84,948)

Consolidated loss before income taxes	$(28,405)	$(41,608)	$(23,440)	$(72,106)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Servicing and subservicing fees	$222,227	$255,801	$444,365	$528,303
Gain on loans held for sale, net	24,393	28,255	44,193	51,199
Other	6,961	27,244	25,280	53,662
Total revenue	253,581	311,300	513,838	633,164

Expenses
Compensation and benefits	69,838	90,411	147,913	182,212
Professional services	32,389	65,405	70,159	107,234
Servicing and origination	28,276	35,645	59,694	75,815
Technology and communications	23,906	24,254	46,709	51,601
MSR valuation adjustments, net	33,118	41,568	50,247	82,020
Occupancy and equipment	12,859	16,480	25,473	34,229
Other	5,264	6,717	11,956	23,752
Total expenses	205,650	280,480	412,151	556,863

Other income (expense)
Interest income	3,355	4,239	6,055	8,002
Interest expense	(77,503)	(81,128)	(128,313)	(165,190)
Gain on sale of mortgage servicing rights, net	78	1,033	1,036	1,320
Other, net	(2,266)	3,428	(3,905)	7,461
Total other expense, net	(76,336)	(72,428)	(125,127)	(148,407)

Loss before income taxes	(28,405)	(41,608)	(23,440)	(72,106)
Income tax expense	1,348	2,828	3,696	4,953
Net loss	(29,753)	(44,436)	(27,136)	(77,059)
Net income attributable to non-controlling interests	(78)	(71)	(147)	(172)
Net loss attributable to Ocwen stockholders	$(29,831)	$(44,507)	$(27,283)	$(77,231)

Loss per share attributable to Ocwen stockholders
Basic	$(0.22)	$(0.36)	$(0.20)	$(0.62)
Diluted	$(0.22)	$(0.36)	$(0.20)	$(0.62)

Weighted average common shares outstanding
Basic	133,856,132	124,582,280	133,490,828	124,300,171
Diluted	133,856,132	124,582,280	133,490,828	124,300,171

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data)

	June 30, 2018	December 31, 2017
Assets
Cash	$228,412	$259,655
Mortgage servicing rights ($1,043,995 and $671,962 carried at fair value)	1,043,995	1,008,844
Advances, net	173,787	211,793
Match funded assets (related to variable interest entities (VIEs))	993,926	1,177,357
Loans held for sale ($153,906 and $214,262 carried at fair value)	209,453	238,358
Loans held for investment, at fair value	5,143,758	4,715,831
Receivables, net	178,678	199,529
Premises and equipment, net	30,619	37,006
Other assets ($8,816 and $8,900 carried at fair value)(amounts related to VIEs of $20,021 and $27,359)	417,568	554,791
Total assets	$8,420,196	$8,403,164

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$5,040,983	$4,601,556
Match funded liabilities (related to VIEs)	750,694	998,618
Other financing liabilities ($672,619 and $508,291 carried at fair value)	747,503	593,518
Other secured borrowings, net	340,418	545,850
Senior notes, net	347,612	347,338
Other liabilities ($2,448 and $635 carried at fair value)	591,803	769,410
Total liabilities	7,819,013	7,856,290

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 133,912,425 and 131,484,058 shares issued and outstanding at June 30, 2018, and December 31, 2017, respectively	1,339	1,315
Additional paid-in capital	552,800	547,057
Retained earnings (accumulated deficit)	47,056	(2,083)
Accumulated other comprehensive loss, net of income taxes	(1,171)	(1,249)
Total Ocwen stockholders’ equity	600,024	545,040
Non-controlling interest in subsidiaries	1,159	1,834
Total equity	601,183	546,874
Total liabilities and equity	$8,420,196	$8,403,164

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(27,136)	$(77,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
MSR valuation adjustments, net	50,247	82,020
Gain on sale of mortgage servicing rights, net	(1,036)	(1,320)
Provision for bad debts	25,879	31,918
Depreciation	12,640	13,439
Amortization of debt issuance costs	1,662	1,334
Equity-based compensation expense	772	3,263
Gain on valuation of financing liability	(8,642)	—
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(7,930)	(11,381)
Gain on loans held for sale, net	(16,744)	(29,512)
Origination and purchase of loans held for sale	(838,581)	(2,243,475)
Proceeds from sale and collections of loans held for sale	800,982	2,217,259
Changes in assets and liabilities:
Decrease in advances and match funded assets	182,481	226,742
Decrease in receivables and other assets, net	86,606	89,437
Decrease in other liabilities	(68,556)	(28,053)
Other, net	3,926	8,013
Net cash provided by operating activities	196,570	282,625

Cash flows from investing activities
Origination of loans held for investment	(487,472)	(698,473)
Principal payments received on loans held for investment	186,216	192,569
Purchase of mortgage servicing rights	—	(1,657)
Proceeds from sale of mortgage servicing rights	224	1,464
Proceeds from sale of advances	4,726	3,719
Issuance of automotive dealer financing notes	(19,642)	(85,076)
Collections of automotive dealer financing notes	52,581	76,264
Additions to premises and equipment	(6,398)	(7,243)
Other, net	3,577	2,277
Net cash used in investing activities	(266,188)	(516,156)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued) (Dollars in thousands)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from financing activities
Repayment of match funded liabilities, net	(247,924)	(172,620)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	1,546,226	4,216,466
Repayments of mortgage loan warehouse facilities and other secured borrowings	(1,870,943)	(4,299,411)
Proceeds from sale of mortgage servicing rights accounted for as a financing	279,586	—
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	499,576	664,453
Repayment of HMBS-related borrowings	(181,548)	(176,231)
Capital distribution to non-controlling interest	(822)	—
Other, net	(991)	(2,314)
Net cash provided by financing activities	23,160	230,343

Net decrease in cash and restricted cash	(46,458)	(3,188)
Cash and restricted cash at beginning of year	302,560	302,398
Cash and restricted cash at end of period (1)	$256,102	$299,210

(1)	Cash and restricted cash as of June 30, 2018 and June 30, 2017 includes $228.4 million and $251.5 million of cash and $27.7 million and $47.7 million of restricted cash respectively.

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